Exhibit 99.1

FOR IMMEDIATE RELEASE

The RMR Group Completes Acquisition of
CARROLL Multifamily Platform

Accretive Transaction Expands RMR’s Expertise and Private Capital AUM

Newton, MA. (December 19, 2023): The RMR Group (Nasdaq: RMR) today announced that it has completed its acquisition of MPC Partnership Holdings, LLC, doing business as CARROLL (“CARROLL”), a vertically integrated multifamily platform. The acquisition, which was announced on July 31, 2023, expands RMR’s platform to include multifamily commercial real estate, the only major property sector in which RMR did not have a significant presence, increases its private capital assets under management and diversifies its roster of private capital clients.

Adam Portnoy, President and Chief Executive Officer of RMR, made the following statement:

“With the CARROLL acquisition, RMR was able to implement our growth strategy of leveraging our strong balance sheet to make strategic acquisitions. Today, we acquired a vertically integrated organization that expands our scale, diversifies our platform, substantially increases our private capital assets under management and is financially accretive. I welcome the experienced and talented CARROLL team to RMR and look forward to working with them to further expand our multifamily platform.

“With more than $200 million in cash remaining after completing the CARROLL acquisition and no debt, RMR is well-positioned to pursue additional growth opportunities that deliver attractive risk adjusted returns for our shareholders.”

Transaction Details

RMR acquired 100% of the equity interests in CARROLL for $80 million in cash, subject to customary purchase price adjustments, with the potential for incremental earnout consideration up to $20 million based on the deployment of the remaining capital commitments of the existing CARROLL investment funds. Consents approving the transaction were received from all limited partners, joint venture partners and lenders to the extent that their consent was required in connection with the transaction.

Advisors

The CenterCap Group, LLC served as exclusive financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisor to RMR on this transaction. UBS Investment Bank served as exclusive financial advisor and King & Spalding LLP served as legal advisor to CARROLL.

About The RMR Group:

The RMR Group is a leading U.S. alternative asset management company, unique for its focus on commercial real estate (CRE) and related businesses. RMR’s vertical integration is supported by over 600 real estate professionals in more than 30 offices nationwide who manage approximately $36 billion in assets under management and leverage more than 35 years of institutional experience in buying, selling, financing and operating CRE. RMR benefits from a scalable platform, a deep and experienced management team and a diversity of direct real estate strategies across its clients. RMR is headquartered in Newton, MA and was founded in 1986. For more information, please visit www.rmrgroup.com.

WARNING REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that are within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to subject to risks and uncertainties. These statements may include words such as “believe,” “could,” “driving,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “will,” “would,” “considering,” and negative or derivatives of these or similar expressions. Forward-looking statements include, without limitation, statements regarding the transaction, prospective performance, future plans, events, expectations, performance, objectives and opportunities and the outlook for CARROLL’s business and the accuracy of any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. The transaction is subject to various additional risks, including: the risk that the business will not be integrated successfully or that the integration will be more costly or more time-consuming and complex than anticipated; the risk that cost savings and synergies anticipated to be realized by the transaction may not be fully realized or may take longer to realize than expected; risks related to future opportunities, plans and strategy for CARROLL, including the uncertainty of expected future financial performance, expected access to capital, timing of accretion and operating results of RMR following completion of the transaction and the challenges facing the industries in which RMR and CARROLL operate; the risk that the transaction will divert management’s attention from RMR’s ongoing business operations; risks associated with the impact of general economic, political and market factors on us, CARROLL or the transaction; and other matters. These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in RMR’s periodic filings. The information contained in RMR’s filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in its periodic reports, or incorporated therein, identifies important factors that could cause differences from the forward-looking statements in this press release. RMR’s filings with the SEC are available on its website and at www.sec.gov. You should not place undue reliance on forward-looking statements. Except as required by law, RMR undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:
Kevin Barry, Senior Director, Investor Relations
(617) 658-0776

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